UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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GBANK FINANCIAL HOLDINGS INC.
(Exact name of registrant as specified in its charter) ____________________

Nevada	82-3869786
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9115 W. Russell Rd., Ste. 110 Las Vegas, Nevada	89148
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-285750

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities of GBank Financial Holdings, Inc. (the “Registrant”) being registered hereunder, reference is made to the information set forth under the heading “Description of Securities” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-285750) under the Securities Act of 1933, as amended, as initially filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2025 (as amended from time to time, the “S-1 Registration Statement”). Such information also appears in the Registrant’s prospectus that forms a part of the S-1 Registration Statement filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, and such prospectus is deemed incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GBANK FINANCIAL HOLDINGS INC.

Date: April 28, 2025	By:	/s/ T. Ryan Sullivan
T. Ryan Sullivan President and Chief Executive Officer (principal executive officer)

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